Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated March 9, 2016 relating to the balance sheet of GenVec, Inc., as of December 31, 2015 and the related statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the year then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Stegman & Company

Baltimore, Maryland

April 21, 2017